UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	59-2262718
(State or incorporation or organization)	(IRS Employer Identification No.)

50 Health Sciences Drive Stony Brook, New York	11790
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-199121.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.          Description of Registrant’s Securities to be Registered.

A description of the securities of Applied DNA Sciences, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-199121), initially filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2014, as subsequently amended, which description is incorporated herein by reference. The description of such securities included in any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.          Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APPLIED DNA SCIENCES, INC.
(Registrant)

Date: November 13, 2014	By:	/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer